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                       Exhibit 23.0 Consent of Olive LLP


                            [OLIVE LLP LETTERHEAD]




                       INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Citizens First Financial Corp.

We have issued our report dated January 19, 2001 accompanying the consolidated financial statements of Citizens First Financial Corp. and Subsidiary appearing in the Company's 2000 Annual Report to Stockholders. We consent to the incorporation by reference in the Registration Statements of Citizens First Financial Corp. on Form S-8 (Registration Statement Nos. 333-79389, 333-37925 and 333-41615) and in this Form 10-K of the aforementioned report.


Olive LLP


Decatur, Illinois
March 27, 2001